As filed with the Securities and Exchange Commission on April 24, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIO-RAD LABORATORIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1000 Alfred Nobel Drive Hercules, CA 94547	94-1381833
(State or other jurisdiction of incorporation or organization)	(Address, including Zip Code, of Principal Executive Offices)	(I.R.S. Employer Identification No.)

BIO-RAD LABORATORIES, INC.

AMENDED AND RESTATED

1988 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Sanford S. Wadler, Esq.

Vice President, General Counsel and Secretary

BIO-RAD LABORATORIES, INC.

1000 Alfred Nobel Drive

Hercules, CA 94547

(510) 724-7000

(Name, Address and Telephone Number, including Area Code, of Agent For Service)

Copies to:

Christopher L. Kaufman, Esq.

Latham & Watkins LLP

135 Commonwealth Drive

Menlo Park, CA 94025

(650) 328-4600

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Class A Common Stock, $0.0001 par value	1,100,000 shares	$65.45	$71,995,000	$7,703.47

(1)	This registration statement shall also cover any additional shares of Class A Common Stock which become issuable under the Bio-Rad Laboratories, Inc. Amended and Restated 1988 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the registrant’s Class A Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)	Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) for the shares registered hereunder (the average ($65.45) of the high ($66.36) and low ($64.53) prices for the Registrant’s Class A Common Stock quoted on the American Stock Exchange on April 19, 2006).

Part II. Information Required in the Registration Statement

Registration of Additional Securities

Pursuant to General Instruction E of Form S-8, this registration statement is filed solely to register an additional 1,100,000 shares of Class A Common Stock, par value $0.0001 per share (the “Common Stock”) of Bio-Rad Laboratories, Inc., a Delaware corporation (the “Company”), pursuant to the Company’s Amended and Restated 1988 Employee Stock Purchase Plan (the “Plan”). By Registration Statements on Form S-8 filed with the Securities and Exchange Commission on November 16, 1988, September 4, 1992 and April 28, 1994, Registration File Nos. 33-25583, 33-51928 and 33-53335, respectively (the “Prior Registration Statements”), the Company previously registered 1,290,000 shares of Common Stock of the Company reserved for issuance from time to time in connection with the Plan. The Plan has been further amended and the number of shares of Common Stock issuable thereunder has been increased by 1,100,000. Under this Registration Statement, the Company is registering the additional 1,100,000 shares of Common Stock issuable under the Plan. The contents of the Prior Registration Statements are incorporated by reference herein.

Item 5. Interests of Named Experts and Counsel.

Certain legal matters in connection with the Common Stock that the Company is offering are being passed upon by Sanford S. Wadler, Esq., the Company’s General Counsel. Mr. Wadler is also the Company’s Vice President and Secretary. Mr. Wadler holds common stock and options to purchase common stock which in the aggregate constitute less than 1% of the Company’s outstanding common stock.

Item 8. Exhibits.

4.1	Bio-Rad Laboratories, Inc. Amended and Restated 1988 Employee Stock Purchase Plan, filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 and incorporated herein by reference.

4.2	Amendment to the Bio-Rad Laboratories, Inc. Amended and Restated 1988 Employee Stock Purchase Plan.

5.1	Opinion of Sanford S. Wadler, Esq., Vice President, General Counsel and Secretary, as to the legality of the Common Stock being registered.

23.1	Consent of Sanford S. Wadler, Esq. (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page of this Registration Statement).

Item 9. Undertakings.

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hercules, State of California, on this 24th day of April, 2006.

BIO-RAD LABORATORIES, INC.

By:	/s/ Sanford S. Wadler
Sanford S. Wadler
Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Sanford S. Wadler with full power of substitution and full power to act without the other, such person’s true and lawful attorney-in-fact and agent to act for such person in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 24, 2006.

/s/ Norman Schwartz (Norman Schwartz)	President and Director (Principal Executive Officer)

/s/ Christine A. Tsingos (Christine A. Tsingos)	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ James R. Stark (James R. Stark)	Corporate Controller (Principal Accounting Officer)

Other Directors:

/s/ James J. Bennett (James J. Bennett)	Director

/s/ Albert J. Hillman (Albert J. Hillman)	Director

/s/ Ruediger Naumann-Etienne (Ruediger Naumann-Etienne)	Director

/s/ Philip A. Padou (Philip A. Padou)	Director

/s/ Alice N. Schwartz (Alice N. Schwartz)	Director

/s/ David Schwartz (David Schwartz)	Director

INDEX TO EXHIBITS

4.1	Bio-Rad Laboratories, Inc. Amended and Restated 1988 Employee Stock Purchase Plan, filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 and incorporated herein by reference.

4.2	Amendment to the Bio-Rad Laboratories, Inc. Amended and Restated 1988 Employee Stock Purchase Plan.

5.1	Opinion of Sanford S. Wadler, Esq., Vice President, General Counsel and Secretary, as to the legality of the Common Stock being registered.

23.1	Consent of Sanford S. Wadler, Esq. (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page of this Registration Statement).